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                                                                   Exhibit 10.23

                                TPI STOCK OPTION PLAN
                                         1998


     Transformation Processing Inc. (the "Company") hereby establishes a directors', senior officers' and key employees' stock option plan (the "Plan") for the senior officers, directors and key employees of the Company and its affiliates.

1.   PURPOSE OF THE PLAN

     The purpose of the Plan is to develop the interest of certain key employees` senior officers and directors of the Company and its affiliates in the growth and development of the Company and its affiliates by providing them with the opportunity through the granting of share options, to require an increased proprietary interest in the Company.

2.   IMPLEMENTATION

     The Plan will be implemented in accordance with the terms hereof and will be structured to comply with the rules of The Securities Act (Ontario).

3.   ADMINISTRATION

     The Plan will be administered by the board of directors of the Company (the "Board") or, in the Board's discretion, by a compensation committee (the "Committee") appointed by the Board and consisting of not less than two (2) members of the Board. Subject to the provisions of the Plan, the Board or the Committee is authorized, in its sole discretion to make such determinations under and such interpretations of and take such steps and actions in connection with the proper administration of the Plan and such rules and regulations concerning the granting of the connection with the proper administration of the Plan and such rules and regulations concerning the granting of the options pursuant to the Plan as it may deem necessary or advisable. No member of the Board or of the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or any options granted under it. Any determination approved by a majority of the Board or of the Committee will be deemed to be a determination of that matter by the Board or the Committee, as the case may be. Members of the Board or the Committee may be granted options under than Plan.

4.   NUMBER OF SHARES DEDICATED TO THE PLAN

     Common Shares in the capital of the Company (the "Shares") shall be reserved, set aside and made available to the Board or Committee for the granting of options to eligible senior officers, directors and key employees of the Company and its affiliates up to an aggregate of twenty percent (20%) of the number of Common Shares in the capital of the Company issued and outstanding from time to time less any Shares reserved, set aside and made available pursuant to the terms of the Company's employee share purchase plan (the "Share Purchase Plan") and pursuant to any options for services rendered to the Company. All options granted under the Plan will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Board or the committee at the time of making each grant. Shares reserved for issuance for which an option is granted under the Plan but not exercised prior to the termination of such option, whether through surrender, termination, lapse or otherwise, shall be available for options thereafter granted by the Board or the Committee under the Plan. All Common Shares issued pursuant to the exercise of the options granted under the Plan will be issued as fully paid and non-assessable shares.



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5.   ELIGIBILITY

     The person who will be eligible to be granted options pursuant to the Plan (Participants") will be such senior officers, directors and part-time or full-time salaried employees of the Company or its affiliates as the Board or Committee shall determine are in key positions (including officers, whether or not they are directors) in the Company or its affiliates. In determining options to be granted to Participants under the Plan, the Board or Committee will give due consideration to the Value of each such employee's, officer's or director's present and potential contribution to the Company's success or to the success of any affiliate of the Company.

6.   GRANTING OF OPTIONS

     Subject to the provisions herein set forth and after review of recommendations from time to time by management for the granting of options, the Board or Committee shall, in its sole discretion, select the participants to whom share options under the Plan shall be granted (the "Optionee"), fix the number of Common Shares to be optioned to each, the dates on which such options shall be granted and the terms and conditions, within the limits prescribed in paragraph 7, attaching to each option.

7.   TERMS AND CONDITIONS OF THE OPTIONS

     The terms and conditions of each option granted under the Plan shall be set forth in an Option Agreement between the Company and Optionee. Such Option Agreement shall include the following terms and conditions:

     (a) NUMBER OF COMMON SHARES - The Board or the Committee shall, in its sole discretion, fix the aggregate number of Common Shares, which are the subject of the option.

     (b) OPTION PRICE - The Board or the Committee shall fix the option price per Common Share which shall not be less than the market price per Common Share at the time of the grant less the maximum discount then permitted to be given by applicable law or by the rules and regulations of the OTC - BB and any other stock exchange upon which the Common Shares may be listed.

          For the purposes of this subparagraph 7(b), "market price per Common Share" at the time of grant means the closing price in US dollars on the OTC - BB (or if not then traded on such exchange, the closing market price on the over-the-counter market in Toronto) of the Common Shares one trading day prior to the date the option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day provided that if the Common Shares are not then traded on any public market the Board in its sole discretion shall determine "market price per Common Share" at the time of grant.

     (c) PAYMENT - The full purchase price for the Common Shares purchased under the option shall be paid for in cash upon the exercise thereof. An Optionee who is not already a shareholder shall have none of the rights of a shareholder of the Company until Common Shares issuable pursuant to this option are issued to him/her.

     (d) TERM OF OPTION - The Board or the Committee shall fix the term of the option which shall not be for less than one (1) and not more than ten
          (10) years from the date the option is granted subject always to subparagraphs (e), (f) and (g) of this paragraph 7.



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     (e)  DEATH OF OPTIONEE - In the event of the death of the Optionee while in the employment of the Company or an affiliate of the company prior to the end of the term of the option, the Optionee's legal representative may exercise the option to the extent that the Optionee was entitled to do so at the date of his death at any time up to and including, but not after, a date two (2) years following the date of death of the Optionee, or prior to the close of business on the day of the expiry of the term of the option, whichever is earlier.

     (f) RESIGNATION OR DISCAHRGE FOR CAUSE OF OPTIONEE - In the event of the resignation of the Optionee as an employee of the Company or an affiliate of the Company, or the discharge for "cause" of the Optionee as an employee of the Company or an affiliate of the Company during the duration of the option, the option shall in all respects cease and terminate. For the purposes of the Plan, the determination by the Company that the Optionee was discharged for "cause" shall be binding on the Optionee.

     (g) OTHER TERMINATION OF OPTIONEE - In the event of the termination of employment of the Optionee with the Company or an affiliate of the Company, other than as referred to in paragraphs (g) and (f) above, the Optionee may exercise the option to the extent that he was entitled to do so at the time of such termination of employment, at any time up to and including, but not after, the effective date of such termination of employment or prior to the close of business on the day of the expiry of the term of the option, whichever is earlier.

     (h) NON-TRANSFERABILITY OF OPTION - The options granted under the Plan may not be assigned, encumbered or otherwise disposed of by the Optionee.

     (i) EXERCISE OF OPTION - Subject to the provisions of the Plan, an option granted under the Plan shall be exercised from time to time by the Optionee, or in the event of death, by his legal representatives by giving notice in writing addressed to the Company at its registered office, to the attention of the Chief Financial Officer, specifying the number of optioned shares in respect of which such notice is being given, together with payment by cash or certified cheque in full of the purchase price for the shares being purchased.

8.   ADJUSTMENTS IN EVENT OF CHANGE IN STRUCTURE OF CAPITAL

     Appropriate adjustments in the number of Common Shares optioned and in the option price per Common Share, relating to options granted or to be granted, shall be made by the Board or the Company resulting, subsequent to the approval of the Plan by the shareholders of the Company, if required, from any subdivisions, consolidations or reclassifications of the Shares of the Company, or other relevant changes in the capital structure of the Company, or the payment of stock dividends by the Company.

9.   AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board may amend the Plan at any time or discontinue the Plan at any time; provided, however, that no such amendment may increase the maximum number of Common shares that may be optioned under the Plan, change the manner of determining the option price, extend the term of option beyond ten (10) years from the granting of any option, extend the period during which options may be granted or, without the prior written consent of the Optionee, alter or impair any option previously granted to an Optionee under the Plan




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10.  LIMIT TO OPTION


     The number of Common Shares subject to options granted to any one person under the Plan, the Share Purchase Plan and options for services rendered to the Company may not at any time exceed five percent (5%) of the outstanding Shares.

11.  MISCELLANEOUS

     I.   NO RIGHTS AS A SHAREHOLDER

          Nothing contained in the Plan nor in any option granted hereunder shall be deemed to give any Optionee any interest or title in or to any Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any option

     II.  EMPLOYMENT

          Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any affiliate, or interfere in any way with the right of the Company or any affiliate to terminate such employment at any time. Participation in the Plan by a Participant is voluntary.

     III. RECORD KEEPING

          The Company shall maintain a register in which shall be recorded:

          (i)  the name and address of each Participant; and
          (ii) the number of options granted to a Participant and the number of options outstanding.

     IV.  NECESSARY APPROVAL

          The Plan shall be effective only by the approval of the Board of Directors of the Company. The obligation of the Company to sell and deliver Common Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Common Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Common Shares by the Company. If any Common Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Common Shares shall terminate and any Participant's contribution or option price paid to the Company shall be returned to the Participant.

     V.   ADMINISTRATION OF THE PLAN

          The Board or the Committee is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.




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     VI.  INCOME TAXES

          As a condition of and prior to participation in the Plan, a Participant shall authorized the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

     VII. NO REPRESENTATION OR WARRANTY

          The Company makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

     VIII.     INTERPRETATION

          The Plan will be governed by and construed in accordance with the laws of the Province of Ontario.

     IX.  COMPLIANCE WITH APPLICABLE LAW, ETC.

          If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

     X.   EVIDENCE OF OPTIONS

          Each option granted under the Plan shall be embodied in a written option agreement substantially in the form of the option agreement annexed as Schedule "A" between the Company and the Optionee which shall give effect to the provisions of the Plan.